EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diebold, Incorporated:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-32960) of Diebold, Incorporated of our report dated June 25, 2009 relating to the financial statements of the Diebold, Inc. 401(k) Savings Plan, which appears in this Form 11-K.
/s/ Bober, Markey, Fedorovich & Company
Bober, Markey, Fedorovich & Company

Akron, Ohio
June 26, 2009